Selected Consolidated Financial Data
Balance Sheet Data:
dollars in thousands		 Dec 31,  Sep 30,   Jun 30,    Mar 31,	 Dec 31,
				 2008	  2008	    2008       2008	 2007
Cash and cash equivalents	 $11,001  $ 9,819   $14,810    $12,580	 $12,285
Securities available for sale	 127,248   98,382    93,463	87,806    84,514
Loans, net			 179,831  198,023   189,053    190,079   191,488
Deposits			 263,642  251,010   249,184    239,511   242,523
Repurchase agreements		  10,469   11,090     9,710	 9,784     8,831
Federal Home Loan Bank advances	  21,000   21,000    21,000	18,000    17,000
Shareholders' equity	          36,930   34,862    34,418	35,756    34,991
Total assets	                 338,062  325,381   317,769    308,837   306,651


Income Statement Data:				     Year ended
dollars in thousands, except per		Dec 31,	      Dec 31,
  share data					2008	      2007	 Change

Interest income					$17,071	      $17,832     -4.3%
Interest expense				  5,785	        6,968    -17.0%
Net interest income				 11,286	       10,864      3.9%
Provision for loan losses		 	    482     	  147    227.9%
Net interest income after provision for
  loan losses					 10,804        10,717      0.8%
Noninterest income				  2,333  	1,990     17.2%
Noninterest expense		                 10,173	       10,500     -3.1%
Income before income taxes		          2,964 	2,207     34.3%
Income taxes		                            770	          496     55.2%
Net income					 $2,194	       $1,711     28.2%
Earnings per share
  Basic and diluted		                  $1.00	        $0.77     29.9%
Weighted average shares outstanding	      2,203,218	    2,231,369


Income Statement Data:				 Three Months ended
dollars in thousands, except per		Dec 31,	      Dec 31,
  share data					2008	      2007	 Change

Interest income					$4,311	      $4,441      -2.9%
Interest expense				 1,375	       1,718     -20.0%
Net interest income				 2,936	       2,723       7.8%
Provision for loan losses		 	    98    	 120     -18.3%
Net interest income after provision for
  loan losses					 2,838 	       2,603       9.0%
Noninterest income				   609	         602       1.2%
Noninterest expense		                 2,606	       2,387       9.2%
Income before income taxes		           841	         818       2.8%
Income taxes		                           226	         215       5.1%
Net income					  $615	        $603       2.0%
Earnings per share
  Basic and diluted		                 $0.28	       $0.27       3.7%
Weighted average shares outstanding	     2,202,368	   2,222,115

nm~not meaningful

Quarterly Earnings Summary
Previous Eight Quarters:
dollars in thousands, except per
  share data
					Dec	  Sep	     Jun	 Mar
					2008	  2008	     2008        2008
Interest income	 	            	$4,311	  $4,294     $4,196      $4,270
Interest expense		         1,375	   1,451      1,433       1,526
Net interest income			 2,936     2,843      2,763       2,744
Provision for loan losses		    98       126         71         187
Net interest income after provision for
  loan losses		             	 2,838 	   2,717      2,692       2,557
Noninterest income		           609       615        517         592
Noninterest expense		         2,606     2,554      2,524       2,489
Income before income taxes		   841	     778        685         660
Income taxes		                   226	     204        171         169
Net income		                  $615      $574       $514        $491
Earnings per share
  Basic and diluted		         $0.28     $0.26      $0.26       $0.22
Cash dividends per share		 $0.16     $0.16      $0.16       $0.16
Weighted average shares outstanding  2,202,368 2,202,368  2,202,368   2,205,787

					Dec	    Sep	       Jun       Mar
	                       		2007	    2007       2007      2007
Interest income		                $4,441      $4,497     $4,542  	 $4,352
Interest expense		         1,718       1,756      1,784     1,710
Net interest income		         2,723       2,741      2,758     2,642
Provision for loan losses		   120 	         -          -  	     27
Net interest income after provision for
  loan losses		                 2,603       2,741      2,758     2,615
Noninterest income		           602	       553        424	    411
Noninterest expense		         2,387       2,620      2,821     2,672
Income before income taxes		   818	       674	  361	    354
Income taxes		                   215         167	   47	     67
Net income		                  $603        $507	 $314      $287
Earnings per share
  Basic and diluted		         $0.27       $0.23      $0.14     $0.13
Cash dividends per share	         $0.16       $0.16      $0.16     $0.16
Weighted average shares outstanding  2,222,115   2,234,488  2,234,488 2,234,488